                                                                   EXHIBIT 10.42

          CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
            FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
         SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
                              WITH THE COMMISSION.

                                LICENSE AGREEMENT

This LICENSE AGREEMENT (hereinafter called this "License Agreement") made and effective as of the 7th day of March, 2002 by and between:

Senju Pharmaceutical Co., Ltd., a legal entity duly organized and existing under the laws of Japan, having its principal office of business at 5-8, Hiranomachi 2-chome, Chuo-ku, Osaka 541-0046, Japan (hereinafter called "SENJU") and;

AcSentient Inc., a legal entity duly organized and existing under the laws of Delaware, having its principal office of business at 110 Doric Court, Morrisville, North Carolina 27560, U.S.A. (hereinafter called "ACSENTIENT");

                                WITNESSETH THAT;

WHEREAS, American Home Products Corporation, state of New Jersey, the United States of America (and/or its affiliates, including, but not limited to Wyeth-Ayerst International, Inc., hereinafter collectively called "AHP") is the owner of technical information and know-how with respect to the chemical substance [ * ] [ * ], which is known as "bromfenac" (hereinafter called "Compound");

WHEREAS, SENJU and AHP own jointly patent rights and technical information and know-how regarding an ophthalmic preparation containing the Compound as an active ingredient;

WHEREAS, SENJU is the sole exclusive licensee with the right to sub-license the patent rights and technical information and know-how owned by AHP concerning Compound for ophthalmologic use and Preparation;

WHEREAS, SENJU has provided ACSENTIENT with some technical information in its possession pertaining to Preparation under Confidentiality Agreement concluded between two Parties effective as of the 8th day of August, 2001 and Memorandum of Understanding Concerning Bromfenac Ophthalmic Product and Timolol LA Ophthalmic Product of 7th day of January 2002 (hereinafter called "Secrecy Agreement and MOU" collectively) for ACSENTIENT's evaluation of the feasibility to commercially develop the Preparation in the Territory (defined in Paragraph 1.02);

WHEREAS, ACSENTIENT is willing to pursue the development of the Preparation in the Territory subject to the terms and conditions of this License Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SENJU and ACSENTIENT thereby agree as follows:

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

(SENJU and ACSENTIENT collectively called "Parties" and/or individually called "Party")

Article 1   - Definitions

The following terms used in this License Agreement shall have the meanings set forth in this Article unless the context clearly requires otherwise, and the singular shall include the plural and vice versa.

1.01 "Patent Rights" shall mean U.S. Patent No. 4,910,225, all divisions, continuations, continuations-in-part as well as other patents including any reissues, renewals, extensions or patents of addition thereto.

1.02 "Territory" shall mean United States of America as well as Puerto Rico, Guam and the U.S. Virgin Islands.

1.03 "Preparation" shall mean any ophthalmic product containing the Compound as an active ingredient.

1.04 "Technical Information & Know-How" shall mean technical information and know-how which is available at the Effective Date or becomes available to Senju during the term of this License Agreement relating to the Preparation, which is necessary or useful for the practice of the Patent Rights, including without limitation, the development of the Preparation, obtaining Government Approval (hereinafter defined) and manufacture of the Preparation in the Territory in possession of or under the control of Senju. Technical Information & Know-How shall include any and all technical information and know-how disclosed by SENJU to ACSENTIENT under Secrecy Agreement and MOU.

1.05 "Net Sales" shall mean the gross invoiced amount charged by ACSENTIENT or ACSENTIENT Agent to sell the Preparation to Third Parties in the Territory less [ * ]
[ * ]
[ * ]
[ * ]
[ * ]
[ * ].

1.06 "First Commercialization" shall mean date of the first commercial sale by ACSENTIENT or ACSENTIENT Agent of the Preparation in commercial quantities to a Third Party under this License Agreement.

1.07     "Governmental Approval" shall mean any kind of approvals by USFDA (U.
S. Food and Drug Administration) or equivalent future governmental authority, necessary to commercialize the Preparation in the Territory, including, without limitation, any approvals necessary to conduct pre-clinical or clinical studies on the Compound or the Preparation, or necessary for the manufacture, distribution, and sale of the Preparation.

1.08 "ACSENTIENT Agent" shall mean any agent who sells, markets, distributes, promotes and offers to sell the Preparation in the Territory on behalf of ACSENTIENT.

1.09 "ACSENTIENT Manufacturers" shall mean a manufacturer who manufactures the Preparation in the Territory on behalf of ACSENTIENT.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

1.10 "Effective Date" shall mean the date first above written on which this License Agreement shall become effective.

1.11 "Third Parry" shall mean any party other than SENJU and ACSENTIENT and ACSENTIENT Manufacturer and ACSENTIENT Agent.

1.12 "Development Activity" shall mean ACSENTIENT's activities to perform all tests, studies, and other activities necessary to develop the Preparation and obtain and maintain Government Approval of the Preparation in the Territory.

1.13 "Development Schedule" shall mean a mutually agreeable project timetable between the Parties for ACSENTIENT's Development Activities, which is attached hereto as Schedule 1.

1.14 "Trademark" shall mean any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol to be used in connection with the marketing of the Preparation in the Territory.

Article 2   - Grant

2.01 SENJU hereby shall grant to ACSENTIENT and ACSENTIENT shall hereby accept an exclusive, running royalty-bearing license under the Patent Right and the Technical Information & Know-How to make, have made, import, offer to provide and provide, develop, manufacture, use, market, sell and offer to sell the Preparation in the Territory. License granted to ACSENTIENT herein shall not include the right to grant sub-license in the Territory. SENJU hereby represents that it has the full right and authority to enter into this License Agreement, to grant licenses provided herein and to perform its obligations hereunder.

2.02 ACSENTIENT's license granted under this License Agreement shall include the right to permit ACSENTIENT Manufacturers to practice or use the Patent Rights and the Technical Information & Know-How to manufacture the Preparation on behalf of ACSENTIENT and ACSENTIENT Agent to sell, market, distribute, promote and offer to sell the Preparation on behalf of ACSENTIENT in the Territory. Provided, however, that ACSENTIENT shall acknowledge and confirm that by permitting ACSENTIENT Manufacturer and ACSENTIENT Agent to manufacture, market, sell and offer to sell the Preparation hereunder it shall not be released from any of its contractual obligations under this License Agreement and that it shall remain fully responsible for the complete performance of such obligations under this License Agreement.

2.03 SENJU agrees that during the term of this License Agreement, SENJU nor its Subsidiaries shall not (a) market or otherwise sell or distribute the Preparation in the Territory or (b) grant any license to the Patent Rights in the Territory that would entitle any other party to market or otherwise sell or distribute during the term of this License Agreement, any product utilizing the Patent Rights for use in the Territory, except the case where ACSENTIENT's exclusive right granted by SENJU hereunder reverts to the co-exclusive right under paragraph 4.02. The term of Subsidiary provided in this paragraph 2.03 shall mean any legal entity fully or substantially fully owned or controlled by SENJU.

2.04 Within thirty (30) days following the Effective Date and thereafter during the term of this License Agreement, SENJU agrees to provide ACSENTIENT with reasonable access to all Technical Information & Know-How, and with copies of any and all patents and patent applications owned or controlled by SENJU covering the Patent Rights or Technical Information & Know-How, including all patent office actions received and amendments filed, if any, relative thereto.

Article 3   - Compensation

3.01 In consideration of SENJU's grant of the exclusive license in the Territory in accordance with the Article 2 hereof, ACSENTIENT shall, during the term of this License Agreement, pay SENJU the following milestone payments:

         Milestone:                               Amount of Payment due:

         (i)      Within 60 days from the         non refundable license fee of
                  Effective Date                  US$750,000.00-

         (ii)     [ * ]                           non refundable license fee of
                  [ * ]                           [ * ]-

3.02 In the event that ACSENTIENT fails to obtain Governmental Approval within [ * ] following the scheduled date of such Governmental Approval set forth in the Development Schedule and such failure is solely attributable to ACSENTIENT's (including any successor to ACSENTIENT by merger, acquisition or otherwise) failure to use diligent efforts, [ * ] [ * ] [ * ].

3.03 Unless otherwise provided herein, no payments to Senju under this License Agreement shall be refundable in whole or in part.

Article 4   - Royalties

4.01 In consideration of the rights granted under this License Agreement, ACSENTIENT shall pay SENJU as running royalties a sum corresponding to [ * ] of the Net Sales of the Preparation in the Territory for [ * ] from the First Commercialization. Thereafter, ACSENTIENT shall pay SENJU as running royalties a sum corresponding to [ * ] of the Net Sales of the Preparation during the remaining term of this License Agreement. Provided, however, that if the Net Sales in any year decreases more than [ * ] compared to the preceding year due to the commercialization of a generic product equivalent to the Preparation in the Territory, the running royalty rate shall [ * ] and ACSENTIENT shall pay SENJU as royalties a sum corresponding to [ * ] of the Net Sales of the Preparation during the remaining term of this License Agreement.

4.02 Notwithstanding above paragraph 4.01, ACSENTIENT shall pay SENJU minimum annual royalties of;

         (i)    [ * ] for the [ * ] following the First Commercialization;

         (ii)   [ * ] for the [ * ] following the First Commercialization; and

         (iii)  [ * ] for the [ * ] following the First Commercialization:

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

         provided, however, that above minimum annual royalties payment by ACSENTIENT to SENJU shall be subject to the existence of following conditions for the Preparation:

                  (a)      The First Commercialization has occurred;

                  (b) The Preparation has obtained Governmental Approval usable for [ * ] [ * ];

                  (c) The Preparation is not associated with [ * ] (provided that both Parties confirm (to the extent practicable) and acknowledge that the Preparation is administered pursuant to package insert to the patient(s) who experience [ * ] and that [ * ] [ * ] and/or availability of Preparation due [ * ]; and,

                  (d)      The Preparation has not been found by [ * ] [ * ].

         If these conditions are not met for the Preparation, SENJU and ACSENTIENT shall conduct independent market research to determine product potential and set minimum royalties based on [ * ] [ * ] of the [ ( ] or ACSENTIENT shall have the option [ * ] [ * ]. In the event ACSENTIENT exercises said option [ * ], ACSENTIENT's exclusive right granted by SENJU under this License Agreement shall [ * ], and SENJU will have a right to [ * ] [ ].

         In no event, will minimum annual royalties be imposed on ACSENTIENT for the [ * ] year and [ * ] year following First Commercialization except for the case of paragraph 4.03.

4.03 If ACSENTIENT is merged into or acquired by a third party during the term of this License Agreement, the following minimum running royalties shall be payable to SENJU;

         (i) If ACSENTIENT is merged or acquired by Third Party on or prior to the date of First Commercialization:

                  (a)      For [ * ] of First Commercialization: [ * ]

                  (b)      For [ * ] of First Commercialization: [ * ]

                  (c) For [ * ] of First Commercialization and subsequent years to the termination of this License Agreement:[ * ]

         (ii) If ACSENTIENT is merged or acquired by Third Party on or during the [ * ] of First Commercialization:

                  (a)      For [ * ] of First Commercialization: [ * ]

                  (b) For [ * ] of First Commercialization and subsequent years to the termination of this License Agreement:[ * ]

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

         (iii) If ACSENTIENT is merged or acquired by Third Party on or after the [ * ] of First Commercialization;

                  (a)      [ * ]until termination of this License Agreement.

         The minimum running royalty payments referred in this paragraph 4.03:
(i) shall be subject to the existence of the four (4) conditions for the Preparation set forth in paragraph 4.02 above and (ii) are not cumulative. If such condition does not exist, the amount of minimum running royalty shall be adjusted in the manner referred in paragraph 4.02 above.

4.04 No multiple running royalty will be payable even if the Preparation, its manufacture, use or sale, are or will be covered by more than one claim or patent.

4.05     All of the running royalties including minimum royalties in paragraph
4.01 through 4.03 shall be paid within [ * ] following the end of ACSENTIENT's fiscal year which commences following the First Commercialization. ACSENTIENT's fiscal year commences January 1st of a year and ends December 31 in the same year.

4.06 Unless otherwise expressly provided herein, no running royalty payment to Senju under this License Agreement shall be refundable in whole or in part.

Article 5   - Payments and Records

5.01 Within [ * ] after the end of each fiscal year during the term of this License Agreement, ACSENTIENT shall furnish SENJU with an accurate report stating the total quantity of the Preparation in units sold by ACSENTIENT and ACSENTIENT Agent during the preceding fiscal year, the grossed invoiced sales price and the Net Sales thereof and amount of the royalties accrued, together with written reports regarding marketing activities stipulated in paragraph 7.01 and 7.02 herein.

5.02 ACSENTIENT shall pay SENJU milestone payments under paragraph 3.01 and royalties under 4.01, 4.02 and 4.03 pursuant to the applicable U.S. laws and to the regulation of the Convention for Avoiding Double Taxation between Japan and U.S.A. The official certificates issued by the U.S. taxation authority, which shall be acceptable to Japanese Taxation Authority, shall evidence taxes paid in U.S.A. SENJU shall be responsible for any withholding tax imposed on payments made by ACSENTIENT to SENJU.

5.03 ACSENTIENT shall make and keep true and accurate records of the production and sales of the Preparation by ACSENTIENT and ACSENTIENT Agent.

5.04 SENJU shall have the right to inspect, at its own expense, the records prepared and kept in accordance with paragraph 5.03 above. This inspection shall be carried out by a certified public accountant reasonably acceptable to ACSENTIENT for the sole purpose of verifying the accuracy of ACSENTIENT running royalty payments. This inspection shall be carried out during usual business hours at ACSENTIENT's appropriate facility.

5.05 ACSENTIENT shall not have any obligation to keep the records kept pursuant to paragraph 5.03 for more than [ * ] from the date of a given running royalty payment.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

5.06 Any payment from ACSENTIENT to SENJU under this License Agreement shall be remitted to the bank account designated by SENJU.

Article 6   - Development Activities and Marketing Activities

6.01 Immediately after the Effective Date and during the term of this License Agreement, SENJU shall provide ACSENTIENT with any and all Technical Information & Know-How in English writing in possession of or under the control of Senju, which has not been provided to ACSENTIENT under the Secrecy Agreement and MOU and which will become available to SENJU thereafter. Furthermore, SENJU shall provide a listing of all documentation of Technical Information & Know-How to be provided ACSENTIENT under this License Agreement and when specifically requested by ACSENTIENT such documentation will be certified as being an accurate translation of the original documentation.

6.02 ACSENTIENT shall have the right, to use any part of the Technical information & Know-How provided by SENJU for the purpose of using the Patent Rights, including without limitation, developing and manufacturing the Preparation and obtaining the Governmental Approval in the Territory. Furthermore, ACSENTIENT shall have the right to make reference to, but not to receive a copy of the "Drug Master File" filed by SENJU or SENJU's appointed Third Party and "New Drug Application File" filed with the USFDA by AHP to obtain governmental approval for the manufacture and sale of the Compound and/or for any drug containing the Compound for oral or parenteral administration, for the purpose of obtaining the Governmental Approval in the Territory for the Preparation.

6.03 SENJU shall supply ACSENTIENT, with necessary quantities of the Compound for Development Activities in the Territory including pre-clinical and clinical studies of the Preparation, [ * ]. The quantity of the Compound supplied by SENJU to ACSENTIENT pursuant to this paragraph shall be determined through the negotiation by both parties. Provided, however, that SENJU and ACSENTIENT shall discuss and negotiate the conditions for supply of the Compound including the price using for the validation of the Preparation by ACSENTIENT.

6.04 Upon the execution of this License Agreement, ACSENTIENT shall conduct, at its own expenses and risks, the Development Activities to obtain Governmental Approval in the Territory according to the Development Schedule. Both Parties shall agree and acknowledge that Senju shall have no monetary obligation for ACSENTIENT's Development Activities.

6.05 ACSENTIENT shall provide SENJU at least semi-annually with its written report in English language concerning the status and progress of its Development Activities in the Territory. Such written report shall include a summary of pre-clinical and clinical data and results obtained by ACSENTIENT.

6.06 Upon obtaining of Governmental Approval, ACSENTIENT shall notify SENJU of such effect together with a copy of a certificate of approval issued by USFDA and use reasonable best efforts to commercialize the Preparation within [ * ] after obtaining the Governmental Approval.

6.07 SENJU shall have a right, [ * ] to ACSENTIENT, to use or make Third Parties outside the Territory, use, the report provided by ACSENTIENT under paragraph 6.05 and a copy of certificate of Governmental Approval of the Preparation to be provided by ACSENTIENT

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

under paragraph 6.06, for the purpose of development, obtaining governmental approval, manufacture and the commercialization of the Preparation solely outside of the Territory. Provided, however, that if ACSENTIENT's exclusive right granted by SENJU hereunder [ * ] [ * ] under paragraph 4.02, Senju may
[ * ] [ * ] to ACSENTIENT, the report provided by ACSENTIENT under paragraph
6.05 and a copy of certificate of Governmental Approval of the Preparation to be provided by ACSENTIENT under paragraph 6.06 in the Territory.

Article 7   - Marketing Activities and Promotional Materials

7.01 ACSENTIENT shall and shall cause ACSENTIENT Agent to, use their reasonable best efforts to make a minimum of [ * ] [ * ] during each of the [ * ] following the First Commercialization.

7.02 ACSENTIENT shall spend a cumulative minimum of [ * ] [ * ] for marketing during the [ * ] following the First Commercialization.

7.03 ACSENTIENT shall conduct all sales, marketing and distribution of the Preparation in the Territory. ACSENTIENT shall prepare, [ * ] appropriate marketing, advertising and promotional material for the Preparation in the Territory. ACSENTIENT shall furnish SENJU with those materials for SENJU's review.

7.04 ACSENTIENT shall not, nor shall it permit ACSENTIENT Agent and ACSENTIENT Manufacturers to submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to the Preparation, without first obtaining the prior written consent of SENJU, which shall not be unreasonably withheld.

Article 8   - Exchange of Information/Reports

8.01 ACSENTIENT shall furnish SENJU with a copy of outer cartons and package inserts of the Preparation prepared for the use in the Territory, and thereafter, any revised version thereof together with their English translation and explanatory notes for the revision.

8.02 From time to time during the term of this License Agreement, the Parties shall exchange information concerning any new finding relevant to the safety, efficacy, dosage formulation and new indications of the Preparation (including any process improvements which related solely to the Preparation) (hereinafter called "Improvements") when they become available to either Party.

8.03 SENJU may freely use or make any Third Party use, [ * ] Improvements made by ACSENTIENT under paragraph 8.02 in any countries outside the Territory. Provided, however, that if ACSENTIENT's exclusive right granted by SENJU hereunder [ * ] [ * ] under paragraph 4.02, Senju may [ * ] [ * ] Improvements made by ACSENTIENT. Further, SENJU may provide AHP with the Improvements provided by ACSENTIENT under Paragraph 8.02 and AHP wishes to use such Improvements for the purpose of obtaining the government approval and marketing of any other preparation than ophthalmologic preparation in any country in the world, SENJU and ACSENTIENT shall discuss the conditions, including financial compensation for like deals, for AHP's use of the improvement.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

8.04 From time to time during the term of this License Agreement, Parties shall exchange clinical and commercial information concerning the Preparation which is deemed useful for the sale and marketing of the Preparation. Furthermore, Party shall notify the other of any important regulatory advises or instructions which come to either Party's attention during the term of this License Agreement concerning quality, safety, efficacy of Compound and/or Preparation.

Article 9   - Availability of the Compound

9.01 As soon as practicable after Effective Date, but not later than [ * ] thereafter, SENJU shall enter into good faith negotiations with a Third Party, which meets ACSENTIENT's approval, to conclude a supply agreement under which said Third Party shall supply the Compound for commercial manufacture of the Preparation in such quantities and price terms as reasonably required by ACSENTIENT.

9.02 Within [ * ] following ACSENTIENT receipt of Governmental Approval, SENJU shall transfer and assign the supply agreement of the Compound to ACSENTIENT. Financial obligation under the supply agreement after the transfer and assignment of the supply agreement from SENJU to ACSENTIENT shall be sole responsibility of ACSENTIENT under terms of the supply agreement.

Article 10  - Adverse Event

10.01 As used in this Article the term of "Regulatory Information" shall mean any information regarding threatened or pending action by any regulatory authorities of the country where each party markets the Preparation, including, but not limited to, cancellation of the approval or order to terminate sales of its Preparation, to recall and destroy the Preparation on the market or to revise the approved indication, dosage and administration or important caution for use of the Preparation, or the government issue of Dear Doctor Letter regarding the Preparation which may give serious impact to the sales of Preparation. As used in this Article, the term of "Adverse Event" (as described in the most current U. S. Code of Federal Regulations) shall mean any noxious, pathological or unintended change in anatomical, physiological or metabolic function as indicated by physical signs, symptoms occurring in clinical trials, post-marketing surveillance, or clinical practice during the use of Preparation, or published in the medical literature, whether or not considered casually related to Preparation. This includes an exacerbation of a pre-existing condition, inter-current illness, drug interaction, significant failure of expected pharmacological or biological action. With respect to Adverse Event, the following shall apply:

                  (a) As long as each Party maintains governmental approval of the Preparation in any country of the world, ACSENTIENT and SENJU shall report any Adverse Event known to it in respect of the Preparation or Compound to the appropriate regulatory authorities in the countries in which it is developing or commercializing the Preparation or Compound, in accordance with the laws and regulations of the relevant countries and authorities, provided that in the Territory, ACSENTIENT shall control all communications by the Parties to the FDA, and any successor agency thereof;

                  (b) ACSENTIENT will submit safety data on the Preparation in the Territory to FDA in accordance with the regulations of FDA;

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                  (c) Promptly after the Effective Date, each Party shall appraise the other Party of the standard operating procedures for the investigation and reporting of Adverse Event and Regulatory Information regarding its products. The Parties shall then promptly develop and agree upon procedures to exchange information concerning Adverse Event and Regulatory Information of Preparation. The Parties shall immediately implement such agreed procedures and shall provide each other on a regular basis with any appropriate information which enables the other Party to meet its regulatory obligations including but not limited to submission of periodic safety update report (PSUR) in countries in which it is developing or commercializing and/or distributing the Preparation or which is relevant to the safe use of the Preparation. The agreed procedures will be reviewed jointly on a regular basis or when there is a change in regulations governing Adverse Event and Regulatory Information reporting;

                  (d) All Adverse Event reports and queries for SENJU should be addressed to Director, Post Marketing Surveillance Department, SENJU Pharmaceutical Co., Ltd., 4-9, Hiranomachi 2-chome, Chuo-ku, Osaka 541-0046, Japan (facsimile number: 81-6-6229-3293, telephone number: 81-6-6201-9621) and for ACSENTIENT should be addressed to Manager of Drug Safety, ACSENTIENT Inc., 110 Doric Court, Morrisville, North Carolina 27560, U.S.A. (facsimile number:
919-460-8729, telephone number: 813-631-9551) or such other safety representative as may be designated by SENJU for SENJU or by ACSENTIENT for ACSENTIENT.

10.02 Each Party shall immediately notify the other of any information received regarding any threatened or pending action by any regulatory authority, which may affect the Compound or the Preparation or the continued manufacture, marketing and/or distribution of the Preparation. Upon receipt of any such information, the Parties shall consult in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing set forth in this Paragraph 10.02 shall be construed as restricting the right of either Party to make a timely report of such matter to any governmental agency or take other action that it deems appropriate or required by applicable law or regulation.

Article 11  - Confidentiality

11.01 Parties hereto undertake to keep confidential all of the information and reports, materials, data and results of the investigation and so on regarding the Compound and/or the Preparation which is/are received from or provided by the other Party under this License Agreement and/or the Secrecy Agreement and MOU, and is/are marked or otherwise indicated that the same is/are confidential nature (hereinafter collectively called "Information" in this Article 11), provided, however, that such Information as itemized below shall be excluded from this confidentiality obligation;

         (i) Information which was at the time of disclosure in the public domain,

         (ii) Information which after the time of disclosure became a part of the public domain, through no fault or act of omission by the recipient Party,

         (iii) Information which was at the time of disclosure lawfully in the recipient's possession on a non-disclosure basis,

         (iv) Information received from any Third Party who has no obligation to keep the Information confidential against any of Parties hereto,

         (v) Information which both Parties hereto agree in writing to disclose to a Third Party or to make the same public, or

         (vi) Information which is independently developed by recipient Party without actual knowledge of the Information:

         provided, further, that the recipient Party shall have competent proof for proving the fact that the Information in question falls into the category of either one of the items herein above.

11.02 Notwithstanding the provision of Paragraph 11.01, ACSENTIENT may disclose the Information disclosed by SENJU to its officers, employees, consultants or contract workers engaging in any activity for the commercialization of the Preparation including clinical studies and other activities for obtaining the Government Approval in the Territory, so far as the disclosure is necessary for their performance of such activity, provided, however, that ACSENTIENT shall take any adequate measure to cause them to keep the information disclosed confidential under the same conditions provided in any provision of this License Agreement.

11.03 Notwithstanding the provision of Paragraph 11.01, SENJU may, in addition to the stipulations of paragraph 6.07 and paragraph 8.03, disclose the Information disclosed by ACSENTIENT, to its licensees, officers, employees, consultants or contract workers engaging in any activity for the commercialization of the Preparation including clinical studies and other activities for obtaining the governmental approval outside the Territory or for obtaining patent right including any patent application and prosecution of the patent application, so far as the disclosure is necessary for their performance of such activity, provided, however, that SENJU shall take any adequate measure to cause them to keep the Information disclosed confidential under the same conditions provided in any provision of this License Agreement.

11.04 The stipulations in Article 11 will survive for [ * ] after expiration or termination of this License Agreement.

11.05 With respect to this Article 11, other than paragraphs 11.01 and 11.03, it is understood that AHP shall be included in the definition of SENJU in SENJU's performing the obligations stipulated in this Article 11. SENJU undertakes to cause AHP same confidentiality obligations as SENJU undertakes under this License Agreement.

11.06 Notwithstanding the provision of Paragraph 11.01 and 1102, it is understood that ACSENTIENT Manufacturer and ACSENTIENT Agent shall be included in the definition of ACSENTIENT in ACSENTIENT's performing the obligations stipulated in this Article 11. ACSENTIENT undertakes to cause ACSENTIENT Manufacturer and ACSENTIENT Agent same confidentiality obligations as ACSENTIENT undertakes under this License Agreement.

Article 12 - New Invention or Discovery

12.01 Notwithstanding the stipulation in paragraph 8.02 and 8.03 herein, in the event that ACSENTIENT, ACSENTIENT Manufacturer, ACSENTIENT Agent, its employees or consultant will make, conceive, reduce into practice or generate any invention, discovery or know-how in the course or as a result of their activities undertaken pursuant to this License Agreement, ACSENTIENT shall notify SENJU of the invention, discovery or know-how immediately.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

12.02 Upon being notified of the invention, discovery or know-how under paragraph 12.01, SENJU shall initiate a negotiation with ACSENTIENT as to;

         (i) whether or not the application for patent regarding the invention, discovery or know-how shall be filed (if the Parties fail to agree, ACSENTIENT shall have the right to file a patent application);

         (ii) which party shall be responsible to prepare, file and prosecute the patent application; and,

         (iii) in which country such patent application shall be filed, provided, however, that such patent application claiming the invention, discovery or know-how recited in paragraph 12.01 shall be filed under the joint names of SENJU and ACSENTIENT in any country or area in the world unless otherwise agreed upon between the Parties;

12.03 Any external expense for the preparation, filing and prosecution of the patent application to be filed under the joint names of the Parties under paragraph 12.02 and for the maintenance of the patent rights incurred therefrom shall equally be shared between the Parties unless otherwise agreed upon between the Parties.

12.04 The ownership of such patent right covering the Invention, discovery or know-how recited in paragraph 12.01 shall be equally shared between the Parties and each Party shall have the right to use freely such invention, discovery or know-how recited in paragraph 12.01 for any purpose. However, each Party shall not transfer, assign, license, dispose or withdraw its share of the patent application under paragraph 12.02 and 12.03 and the patent rights generated therefrom without prior written consent of the other Party, and SENJU agrees not to use such invention, discovery or know-how in the Territory. Provided, however, that if ACSENTIENT's exclusive right granted by SENJU hereunder [ * ] under paragraph 4.02, Senju [ * ] [ * ], such invention or discovery in the Territory.

Article 13 - Representations and Warranties

13.01 SENJU represents and warrants the following with respect to the Licensed Patent and Technical Information & Know-How;

         (i) SENJU solely owns the entire right, title and interest or right to license in and to the Licensed Patent and Technical Information & Know-How;

         (ii) SENJU has not granted any license or sublicense or entered into any contract with any Third Party concerning the Licensed Patent and Technical Information & Know-How within the Territory (except for the case where ACSENTIENT's exclusive right granted by SENJU hereunder reverts to the co-exclusive right under paragraph 4.02);

         (iii) SENJU has not taken or failed to take any action that might result in the invalidity or enforceability of the Licensed Patent against any Third Party;

         (iv) SENJU has no information, at the Effective Date that the Licensed Patent and Technical Information & Know-How may be subject to challenge or interference or be invalid or unenforceable; and

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

         (v) SENJU has the full legal power, authority and right to enter into this License Agreement and grant the exclusive license under the Patent Rights and to perform its obligations under this License Agreement. Upon execution and delivery by SENJU, this License Agreement will constitute a valid and binding agreement of SENJU enforceable in accordance with its terms. The execution, delivery and consummation of this License Agreement will not result in the breach of or give rise to cause for termination of any agreement to which SENJU may be a party which relates to the Patent Rights and Technical Information & Know-How.

13.02 Nothing in this License Agreement or any license pursuant to it shall be construed or implied as a representation or warranty by SENJU that the Patent Right and Technical Information & Know-How are valid or that the commercialization of the Preparation or any other activities of ACSENTIENT under this License Agreement shall not be an infringement of the rights of Third Party including, but not limited to, patent, know-how, trade-secret, trademark or other intellectual property right of Third party.

13.03 In the event that SENJU or ACSENTIENT become aware of any actual or threatened infringement by any Third Party upon SENJU proprietary right relating to the Preparation, such party shall immediately notify the other Party in writing. ACSENTIENT shall have the right to take whatever steps are necessary to stop the infringement and recover the damages. Nothing herein obligates SENJU to enter into litigation against such Third Party, provided in the event that ACSENTIENT decides to enter into a litigation against such Third Party, SENJU and ACSENTIENT shall collaborate and control over the conduct of any such action including settlement thereof. SENJU and ACSENTIENT shall share equally the litigation cost including the attorney's fee. However, SENJU's total liability shall not exceed the milestone payments received from ACSENTIENT pursuant to paragraph 3.01 herein. All proceeds resulting from the litigation pursuant to this paragraph 13.03 shall be shared between SENJU and ACSENTIENT subject to the Investment percentage for such litigation.

13.04 Notwithstanding paragraph 13.02, in the event of a claim or suit made by Third Party against SENJU and/or ACSENTIENT for patent infringement involving the manufacture, use, sale, importation, distribution or marketing of the Preparation using the formulation including the future formulation which SENJU uses in Japan, in the Territory, the Party sued shall promptly notify the other Party in writing thereof.

In this case, following shall apply:

         (i) ACSENTIENT shall have sole responsibility to defend such claim or suit made by Third Party. SENJU may, at its option, to decide whether or not SENJU is involved in the defense, provided, however, that regardless of whether Senju decides to participate in the defense, it shall pay those litigation costs specified in 13.04 (ii) below. SENJU shall cooperate in the defense to the extent that SENJU shall provide any and all documents requested by ACSENTIENT to substantiate the patent.

         (ii) ACSENTIENT and Senju shall share equally the damages awarded to, all litigation cost and attorney fees as a result of the suit or settlement thereof. However, SENJU's total liability shall not exceed the milestone payments received from ACSENTIENT pursuant to paragraph 3.01.

         (iii) Notwithstanding paragraph 13.04 (ii), if ACSENTIENT is obligated to pay a running royalty to the Third Party as a result of such claim or suit made by said Third Party, SENJU and

ACSENTIENT shall equally share the burden of the running royalty. And the percentage of running royalty paid by ACSENTIENT to SENJU under paragraph 4.01 herein shall be [ * ] [ * ] [ * ]. However, the running royalty to be paid from ACSENTIENT to SENJU shall [ * ] of the Net Sales of the Preparation by ACSENTIENT even if the running royalty to be paid from ACSENTIENT to SENJU decreases due to the payment of running royalty to said Third Party. Upon the termination or expiration of this License Agreement, SENJU shall be released from any obligation to pay the running royalty to said Third Party even if ACSENTIENT continues to commercialize the Preparation in the Territory.

13.05 In the event of a claim or suit made by Third Party against SENJU and/or ACSENTIENT for patent infringement involving the manufacture, use, sale, importation, distribution or marketing of the Preparation using the formulation which ACSENTIENT develops by itself, the Party sued shall promptly notify the other Party in writing thereof. In this case, ACSENTIENT shall settle or defend the claim or suit under the sole responsibility of ACSENTIENT with its total monetary obligation, and shall indemnify and hold harmless SENJU from said claim or suit.

13.06 SENJU SHALL MAKE NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREPARATION MANUFACTURED AND/OR SOLD HEREUNDER INCLUDING WITHOUT LIMITATION ANY WARRANTY OF THE MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PREPARATION SOLD BY ACSENTIENT.

Article 14 - Indemnification

14.01 Except for SENJU's obligations to be imposed under Article 13 herein, ACSENTIENT shall defend, indemnify and hold SENJU and AHP, their directors, officers, shareholders, employees, consultants, contract workers and assigns harmless from and against any lawsuit, claims, loss, damages or expenses (including attorney's fees) arising from the Development Activities, the manufacture, use or sale of the Preparation by ACSENTIENT, ACSENTIENT Manufacturer or ACSENTIENT Agent.

14.02 Prior to the first administration of the Preparation manufactured by ACSENTIENT to a human in accordance with this License Agreement, and for a period of [ * ] after the expiration of this License Agreement or earlier termination, ACSENTIENT shall obtain and/or maintain, at its sole cost and expense, product liability insurance in an amount which is reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size. Such product liability insurance shall insure against all liability, including liability for personnel injury, physical injury and property damage.

Article 15 - Trademark

15.01 Trademark shall be selected and filed by ACSENTIENT in the name of ACSENTIENT and at ACSENTIENT's expense, provided, however, that ACSENTIENT shall not select and file "BRONUCK" as the Trademark for the Preparation. Upon the registration of Trademark by USPTO (United States Patent and Trademark Office) and at the request of SENJU, ACSENTIENT shall promptly assign ownership of the Trademark to SENJU who will thereafter be obliged to maintain the Trademark during the term of this License Agreement, provided that SENJU shall reimburse to ACSENTIENT the external actual cost and fees incurred by ACSENTIENT.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

15.02 If following the expiration or earlier termination of this License Agreement, neither SENJU nor Third Party on behalf of SENJU desires to market, sell and distribute the Preparation in the Territory, SENJU will, upon the request of ACSENTIENT and in consideration of reimbursement to SENJU of all fees and cost incurred by SENJU to obtain the right to the Trademark under paragraph
15.01 above, assign and transfer said Trademark to ACSENTIENT for use by ACSENTIENT in marketing, selling and distributing of the Preparation in the Territory.

Article 16 - Term and Termination

16.01 This License Agreement shall become effective as of the Effective Date and shall be in full force and effect for [ * ] after the First
Commercialization in the Territory.

16.02 Notwithstanding the stipulation of paragraph 16.01 above, either Party may terminate this License Agreement at any time by giving notice to the other party in the event;

         (i) that either Party materially defaults or is in breach of the performance of any material obligation imposed on it in this License Agreement and such default is not remedied in all material aspects within [ * ] of receipt of written demand from the notifying Party to cure the default,

         (ii) that either Party assigns or makes any composition or sequestration of its assets for the benefit of its creditors, or assigns its rights hereunder partially or in their entirety to any Third Party without express written consent of the other Party in breach of the stipulation in
Article 20 herein; and

         (iii) that either Party becomes insolvent, goes into liquidation, files a petition in bankruptcy, is adjudicated a bankrupt, is placed in judicial receivership or provisional administration, or dissolves, or its financial condition is such that it is unable to pay bills and obligations as and when due and payable to its creditors.

16.03 If and when ACSENTIENT decides in its bona fide business judgment, to give up its efforts to obtain Governmental Approval in the Territory and notifies SENJU of such effect in writing, this License Agreement shall be terminated upon receipt by SENJU of ACSENTIENT's notification thereof in writing.

16.04 If this License Agreement is terminated by ACSENTIENT in accordance with paragraph 16.03, ACSENTIENT shall promptly cease its Development Activity and/or commercial activities, as the case may be, concerning the Preparation, and, at its option, destroy the Preparation then stocked by ACSENTIENT including the cost of the inventory, or sell the remaining inventory of the Preparation and settle its obligation, if any, to pay any royalties or other payment due under this License Agreement within [ * ] after the termination thereof. Upon SENJU's request, ACSENTIENT shall return to SENJU all the Technical Information & Know-How provided by SENJU under this License Agreement and shall assign to SENJU, without any compensation all of the rights, titles and interests pertaining to the Preparation including without limitation, all rights to Government Approval in the Territory.

16.05 If this License Agreement is terminated by SENJU in accordance with paragraph 16.02 (i), (ii) and/or (iii), ACSENTIENT shall promptly cease its Development Activity and/or commercial activities of the Preparation, as the case may be, and, if requested by SENJU, destroy the Preparation

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

then stocked by ACSENTIENT including the cost of the inventory, or, if requested by SENJU sell the remaining inventory of the Preparation and settle its obligation, if any, to pay any royalties or other payment due under this License Agreement within [ * ] of ACSENTIENT's receipt of SENJU's notice of the termination. Upon SENJU's request, ACSENTIENT shall return to SENJU all the Technical Information & Know-How provided by SENJU under this License Agreement and shall assign to SENJU, without any compensation all of the rights, titles and interests pertaining to the Preparation including without limitation, all rights to Government Approval in the Territory.

16.06 Notwithstanding anything to the contrary contained herein, in the event of the execution by ACSENTIENT of any kind of agreement pursuant to which ACSENTIENT would be controlled by, or be under common control with, or merge into or consolidate with, any Third Party and ACSENTIENT loses controlling interest in said Third Party (hereinafter called "Change of Control"), SENJU shall have following options;

         (i)      to continue this License Agreement; or

         (ii) to terminate this License Agreement at the end of the [ * ]period following the Change of Control. In this case, all of the rights granted by SENJU to ACSENTIENT under this License Agreement as well as Governmental Approval, data and other information regarding the Preparation provided by SENJU shall be returned to SENJU subject to SENJU's payment of the fair and reasonable market value of such assets of the Preparation as negotiated and agreed by the Parties. Upon such termination of this License Agreement, ACSENTIENT will have no further obligation to make any running royalty payment pursuant to this License Agreement.

Article 17 - Governing Laws and Arbitration

17.01 This License Agreement shall be governed by and interpreted in accordance with the Laws of Japan.

17.02 All disputes, controversies or differences which may arise between the Parties hereto or for the breach thereof shall be referred to and settled by arbitration in accordance with the Arbitration Rules of the International Chambers of Commerce as currently in force by one or more arbitrators appointed under the Rules. Such arbitration hereunder shall be proceeded in English language and shall be held in Japan. The determination of the arbitration shall be final, binding and conclusive upon the Parties hereto.

Article 18 - Notice

Any notice to be given to a Party under or in connection with this License Agreement shall be in writing and shall be (i) personally delivered, (ii) delivered by a nationally recognized overnight courier or (iii) delivered by certified mail, postage prepaid, return receipt requested to the Party at the address set forth below for such Party:

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

         to SENJU:                                  to ACSENTIENT;

         Executive Vice President                   Chief Business Officer
         SENJU Pharmaceutical Co., Ltd.             AcSentient, Inc.
         5-8, Hiranomachi 2-chome                   110 Doric Court,
         Chuo-ku, Osaka, 541-0046                   Morrisville, NC 27560
         Japan                                      U.S.A.

or to such other address as to which the Party has given notice thereof.

Article 19 - Force Majeure

19.01 Neither Party hereto shall be liable for any failure to perform as required through this License Agreement by reason of Force Majeure, to the extent such failure to perform is due to circumstances reasonably beyond the control of such Party, such as requisition or interference by any government, state or local authorities, war, strikes, lockout or other labor disputes, accidents, failure to secure required Government Approval, civil disorders or commotions, act of aggression, acts of God, energy or other conservation shortages, disease, or occurrences of a similar nature.

19.02 If and when any Party is hindered in its performance of its obligations under this License Agreement by reason of Force Majeure, the performance of those obligations shall be suspended for the duration of, but not longer than, the continuance of such circumstances.

19.03 Either Party hereto whose performance of obligation has been hindered by reason of Force Majeure shall inform the other Party immediately, and shall use its reasonable best effort to overcome the effect of the Force Majeure.

Article 20 - Non-Assignability

This License Agreement is personal to the Parties hereto and shall not be assignable to any Third Party by either Party without the prior express written consent of the other Party, such consent not to be unreasonably withheld; provided, however, subject to section 16.06, that no such approval shall be required from SENJU if this License Agreement is assigned in connection with the sale of all or substantially all of the assets or stock of ACSENTIENT, whether by merger, acquisition or otherwise.

Article 21 - Authentic Text

This Text of this License Agreement in English language shall be the authentic text, and any text in another language, even if such text is made by translation of this Text of this License Agreement or prepared by any of the Parties hereto for any purpose, shall have no meaning for any purpose between the Parties hereto.

Article 22 - Entire Agreement

22.01 Secrecy Agreement and MOU shall be replaced by this License Agreement as of the Effective Date so that Secrecy Agreement and MOU shall terminate simultaneously. Notwithstanding the foregoing, the stipulations regarding Timolol LA Ophthalmic Product in Article 10 through Article 18 in "Memorandum of Understanding Concerning Bromfenac

Ophthalmic Product and Timolol LA Ophthalmic Product" dated 7th day of January 2002 between the Parties shall survive after the Effective Date of this License Agreement.

22.02 This License Agreement shall constitute the entire agreement between the Parties hereto concerning the subject matter hereof and shall supersede any other agreements, whether oral or written, express or implied, and may not be changed or modified or revised except as specifically agreed upon by the Parties hereto in a written document bearing the respective signatures of the authorized officers.

Article 23 - Separability

23.01 Even in the event that any portion of this License Agreement shall be held illegal, void, ineffective or unenforceable, the remaining portion shall remain in full force and effect.

23.02 If any of the terms or provisions of this License Agreement are in conflict with any applicable statute or rule of law, such terms and provisions shall be deemed inoperative to the extent that may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

23.03 In the event that the terms and conditions of this License Agreement are materially altered as a result of the provision in paragraph 23.02, the Parties will re-negotiate the terms and conditions of this License Agreement to resolve any inequities.

IN WITNESS WHEREOF, SENJU and ACSENTIENT have caused this License Agreement to be executed in duplicate counterparts by their duly authorized officers, each fully executed copy hereof to be deemed as original, as of the date and year first above written.

         SENJU:                                          ACSENTIENT:

         Senju Pharmaceutical Co. Ltd.                   AcSentient, Inc.

signature:  /s/ Shoji Yoshida                signature:  /s/ John T. Musante
          ----------------------------                 ------------------------

name:  Shoji Yoshida                         name:    John T. Musante

title: President                             title:   Chief Business Officer